SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report)	January 21, 2005
(Date of earliest event reported)	January 20, 2005

ONEOK, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	001-13643	73-1520922
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103

(Zip code)

(918) 588-7000

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c)	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On January 20, 2005, David Kyle, chairman of the board, president and chief executive officer of ONEOK, Inc., announced reporting changes in several ONEOK companies and divisions effective February 1, 2005.

John Gibson will become president of ONEOK Energy Companies comprised of the transportation and storage, gathering and processing and energy services segments. Reporting to Mr. Gibson, Lamar Miller will become executive vice president of ONEOK Energy Services.

Mr. Gibson has served as President -- Energy, which includes the gathering and processing, and transportation and storage segments, from 2000 until present. Before joining us, Mr. Gibson served as Executive Vice President, Koch Energy, Inc., President, Koch Midstream Services and President, Koch Gateway Pipeline Company from 1995 to 2000.

In addition, Steve Guy becomes vice president and general manager of transportation and storage, and Terry Spencer becomes vice president and general manager of gathering and processing.

Sam Combs will become president of ONEOK Distribution Companies and will have responsibility for the operations of Oklahoma Natural Gas, Kansas Gas Service and Texas Gas Service. Phyllis Worley becomes president of Oklahoma Natural Gas, and Brad Dixon becomes president of Kansas Gas Service. Teryl Rose will become regional vice president, reporting to Mr. Dixon.

Mr. Combs has served as President, Oklahoma Natural Gas Company from 2001 until present, Vice President -- Western Region, Oklahoma Natural Gas Company from 1999 to 2001 and Vice President -- Oklahoma City District, Oklahoma Natural Gas Company from 1996 to 1999.

Ms. Worley has served as President, Kansas Gas Service Company from 2002 until present, Vice President -- Administration, Oklahoma Natural Gas Company in 2002, Vice President, Western Region, Kansas Gas Service Company from 2001 to 2002 and Vice President, Southern Region, Kansas Gas Service Company from 1999 to 2001.

Mr. Dixon has served as Vice President, Western Region, Kansas Gas Service Company from 2002 until present and Director, Gas Supply, Kansas Gas Service Company from 1992 to 2002.

Also reporting to Mr. Combs are Pete Walker, who becomes vice president of gas supply and administration, Dan Walker, who becomes vice president of engineering and operations, and Dave Arnold, who becomes vice president of customer service.

Caron Lawhorn will become senior vice president, financial services and treasurer, reporting to Jim Kneale.

Chris Skoog will become executive vice president of Northern Plains Natural Gas Company, reporting to Bill Cordes, president of Northern Plains Natural Gas Company and chief executive officer, Northern Border Partners, L.P. Fred Rimington will become vice president of administration, reporting to Mr. Cordes.

Mr. Skoog has served as President, ONEOK Energy Services Company from 1999 to present and as Vice President, ONEOK Gas Marketing Company from 1995 to 1999.

Reporting to Mr. Skoog, Pierce Norton becomes vice president and general manager of midstream, Paul Miller becomes vice president and general manager of Northern Border Pipeline, and Gaye Lynn Schaffart becomes vice president and general manager of interstate (responsible for Viking Gas Transmission and Midwestern Gas Transmission).

The company is not a party to any employment agreements with any of these officers. However, each of these officers has entered into a Termination Agreement with the company. Under the Termination Agreement, severance payments and benefits are payable if the officer's employment is terminated by us for "just cause" or by the officer for "good reason" at any time within three years of a change in control. Severance payments and benefits include a lump sum payment equal to a multiple of the officer's annual compensation, which includes annual base salary and the greater of his/her bonus for the last year preceding a change in control or his/her target bonus for the year in which the change in control occurs. The officer would also be entitled to a prorated portion of his/her targeted short-term incentive compensation and accelerated vesting of retirement and other benefits, as well as continuation of welfare benefits for a certain number of months. This form of Termination Agreement has been previously filed with the SEC as Exhibit 10.3 to our Form 10-K for the year ended December 31, 2002.

Item 9.01	Financial Statements and Exhibits
Exhibits
99.1 Press Release issued by ONEOK, Inc. dated January 20, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK, Inc.

Date:	January 24, 2005	By:	/s/ Jim Kneale
Jim Kneale
Executive Vice President -- Finance and Administration
and Chief Financial Officer
(Principal Financial Officer)